UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

, PA
101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Investment Agreement

On March 2, 2021, Genesis Healthcare, Inc., a Delaware corporation (“Genesis,” the “Company,” “us,” “our,” and “we”), entered into an Investment Agreement (together with the exhibits thereto, the “Investment Agreement”) with FC-GEN Operations Investment, LLC, a Delaware limited liability company and a subsidiary of the Company (“FC-GEN”), and ReGen Healthcare, LLC, a Delaware limited liability company (the “Investor”).

(a) The Notes

In accordance with the terms of the Investment Agreement, on March 2, 2021 (the “Initial Closing Date”), the Investor purchased for $50,000,000 a convertible promissory note of FC-GEN (the “Initial Note”), which is convertible into 69,500,755 baskets of securities (“Conversion Baskets”), each comprised of one Class A common unit of FC-GEN (“Class A Unit”) and one Class C common stock of Genesis (“Class C Share”), subject to adjustment, which represent 25% of the fully diluted share capital of the Company (the “Initial Closing”). Under the Investment Agreement, the Investor has an option exercisable on or prior to March 31, 2021 to purchase for $25,000,000 (the “Supplemental Purchase”), a second convertible promissory note (the “Supplemental Note”), which is convertible into 34,594,079 Conversion Baskets which, together with the Conversion Baskets issuable upon conversion of the Initial Note, represent 33.3% of the fully diluted share capital of the Company as of the Initial Closing Date, subject to certain adjustments. The conversion of the Notes are subject to, among other things, receipt of certain regulatory approvals. The number of Conversion Baskets issuable upon conversion assumes that the Welltower Shares (as defined below) have been issued. If such Welltower Shares have not been issued in part or in full, the Investor would receive a lesser amount of Conversion Baskets upon conversion and be issued the remainder of the Conversion Baskets upon the issuance of the Welltower Shares or the remainder of the Welltower Shares, as applicable.

(b) The ReGen Warrant

Under the Investment Agreement, upon the closing of the Supplemental Purchase, the Investor will receive a warrant (the “ReGen Warrant”) to purchase baskets of Class A Units and Class C Shares, with each such basket consisting of one Class A Unit and one Class C Share, subject to adjustment pursuant to the terms of the ReGen Warrant (together, the “Exercise Basket”) at an exercise price equal to $1.00 per Exercise Basket, subject to adjustment pursuant to the terms of the ReGen Warrant. The ReGen Warrant will be exercisable for 55,600,604 Exercise Baskets (subject to certain adjustments) by the Investor during the term commencing on the date of the Second Closing and ending on the third anniversary of the Second Closing.

(c) Governance Matters

In accordance with the terms of the Investment Agreement, the board of directors (the “Board”) has fixed the size of the Board at seven (7) members. In accordance with the terms of the Investment Agreement, at the Initial Closing, two directors resigned from the Board and the vacancies were filled with two directors selected by the Investor (each, an “Investor Director”). See Item 5.02 below. Any change in the size of the Board from seven (7) must be approved by (i) the Independent Committee at any time prior to the one year anniversary of the Investment Agreement and (ii) the Investor, if the change is made at a time when the Investor is entitled to elect one Investor Director to the Board. Effective March 2, 2021, Robert Fish resigned as Chairman of the Board and David Harrington, an Investor Director, was appointed as Chairman. So long as the Investor is entitled to two seats on the Board, one of the Investor Directors will be the Chairman. Mr. Fish continues to be CEO as well as a director on the Board.

In the event that the Second Closing occurs, the Company is obligated to cause an additional director who is not an Investor Director (a “Non-Investor Director”) to resign from the Board and for the vacancy to be filled with an Investor Director. In the event that the Second Closing occurs, the Investor will continue to be entitled to designate three Investor Directors to the Board so long as the Investor and its Affiliates beneficially own in the aggregate at least 75% of the Class A Units and Class C Shares under the Initial Note and Supplemental Note the Investor acquired beneficial ownership of at the Initial Closing and the Second Closing (the "3 Director Beneficial Ownership Requirement"). If at any time the 3 Director Beneficial Ownership Requirement is not met, the Investor will be entitled to designate two Investor Directors to the Board, so long as the Investor and its Affiliates beneficially own in the aggregate (i) if the Second Closing occurred, 50% of the Class A Units and Class C Shares under the Initial Note and Supplemental Note the Investor acquired beneficial ownership of at the Initial Closing and the Second Closing or (ii) if the Second Closing did not occur, 75% of the Class A Units and Class C Shares under the Initial Note the Investor acquired beneficial ownership of at the Initial Closing (the "2 Director Beneficial Ownership Requirement") and the Investor will cause one Investor Director then on the Board to resign. If at any time the 2 Director Beneficial Ownership Requirement is not met, the Investor will be entitled to designate one Investor Director to the Board, so long as the Investor and its Affiliates beneficially own in the aggregate (i) if the Second Closing occurred, 25% of the Class A Units and Class C Shares under the Initial Note and Supplemental Note the Investor acquired beneficial ownership of at the Initial Closing and the Second Closing or (ii) if the Second Closing did not occur, 25% of the Class A Units and Class C Shares under the Initial Note the Investor acquired beneficial ownership of at the Initial Closing (the "1 Director Beneficial Ownership Requirement") and the Investor will cause any Investor Director(s) then on the Board in excess of one to resign. If at any time the 1 Director Beneficial Ownership Requirement is not met, the Investor will not be entitled to designate any Investor Directors to the Board and the Investor will cause all Investor Directors then on the Board to resign. Until the one year anniversary of the date of the Investment Agreement, the Investor will cause all Investor Directors to recuse themselves from any meetings of the Board or any committee thereof regarding any related party transaction involving the Investor.

In accordance with the terms of the Investment Agreement, so long as the 1 Director Beneficial Ownership Requirement is satisfied, the Investor has the right to designate an observer to the Board (the “Observer”), who (i) may attend meetings of the Board but may not vote or otherwise participate in them and (ii) is bound to confidentiality obligations as set forth in the Investment Agreement.

In accordance with the terms of the Investment Agreement, Genesis has formed an independent committee of the Board comprised of up to three (3) directors (the “Independent Committee”), each of whom must be a Non-Investor Directors and qualify as an “independent director” under the listing standards of the New York Stock Exchange (the “NYSE”) except that the CEO as of the Initial Closing Date may serve on the Independent Committee if he is a director. The initial Independent Committee is comprised of James McKeon, James Bloem and Robert Fish. At any time prior to the one year anniversary of the date of the Investment Agreement: (i) the size of the Independent Committee may not be changed, (ii) none of the initial directors on the Independent Committee may be removed therefrom, except and only by the agreement of the two (2) remaining directors on the Independent Committee or by the sole remaining director on the Independent Committee, as the case may be, (iii) a vacancy on the Independent Committee, arising for any reason, may be filled only by the agreement of the two (2) remaining directors on the Independent Committee or by the sole remaining director on the Independent Committee, as the case may be and (iv) in the event of the death, resignation or removal of any Non-Investor Director as a member of the Board, the Independent Committee shall fill such vacancy, except that the Investor shall fill the vacancy resulting from the resignation of a Non-Investor Director in connection with the Second Closing. The Independent Committee has the authority to enforce the Company's rights under the Investment Agreement and will make all determinations therefor regarding the performance and exercise of any rights or obligations of the Company or its subsidiaries. Further, the Independent Committee has the authority to approve certain related party transactions involving the Investor. The Independent Committee must also approve (i) any amendment to the Company Bylaws that limits or reduces the authority of the Independent Committee and (ii) any amendment to certain sections of the Investment Agreement that affects the governance of the Company or the rights of the Company or Independent Committee. The Independent Committee will be disbanded at the one year anniversary of the Investment Agreement.

The Investment Agreement further provides that the Investor may not convert Class A Units that would be issued upon conversion of the Initial Note or Supplemental Note or exercise of the ReGen Warrant into shares of Class A common stock of Genesis (the “Class A Shares”).

The Transaction Agreement

On March 2, 2021 (the “Effective Date”), the Company entered into a Transaction Agreement (together with the exhibits and schedules thereto, the “Transaction Agreement”) with Welltower Inc. (“Welltower”), pursuant to which the Company has agreed to support Welltower in connection with the sale to third party purchasers of Welltower’s interests in certain facilities that the Company leases from Welltower (the “Facilities”), terminate the leases on 51 of its facilities leased from Welltower and transition operations to new operators (the “New Operators”) in return for an $86 million payment; the $86 million will be used to repay Company obligations to Welltower which shall occur incrementally over time upon the transition of the Facilities. In connection therewith, the Company has agreed to transfer management and/or operations of such Facilities to designated replacement operators (the “Transitions”), subject to the retention of certain liabilities related thereto by the Company, the assumption of certain liabilities by the New Operators and the delivery of certain indemnities by Welltower relating to the Transitions.

The Transaction Agreement further provides that, upon the Company satisfying certain conditions, including transition of the Facilities, in consideration for Genesis undertaking the transactions contemplated in the section below entitled “The Welltower Warrant and Shares” (a) an additional approximately $170 million of outstanding unsecured indebtedness owed to Welltower will be written off and (b) the Company’s obligations in respect of the yet outstanding secured and unsecured indebtedness will be restructured (the “Debt Write-Down”). Concurrently with the Debt Write-Down, the Company will issue a warrant to Welltower for its purchase of shares in the Company and Class A Shares, in each case as more particularly described below.

(a) The Welltower Warrant and Shares

Pursuant to the Transaction Agreement, concurrently with the debt restructure, the Company will (i) issue to a subsidiary of Welltower (“TRS Holdco”) a warrant (the “Welltower Warrant”) to purchase 900,000 Class A Shares at an exercise price equal to $1.00 per share, which Welltower Warrant will be exercisable by TRS Holdco during the period commencing on the date which is six months following the issuance date of the Welltower Warrant (the “Issuance Date”), and ending on the date which is five years following the Issuance Date; and (ii) issue to Welltower Class A Shares (the “Welltower Shares”) representing 20% of the indirect ownership of FC-GEN, provided that such issuance will be subject to dilution from new capital (including the Initial Note and the Supplemental Note).

(b) The Term Loan Amendments

Pursuant to the Transaction Agreement, the Company and Welltower have agreed to certain amendments (the “Term Loan Amendments”) to the Term Loan Agreement, dated as of July 29, 2016 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, including as amended by the Term Loan Amendments, the “Term Loan Agreement”), among the Company, FC-GEN Operations Investment, LLC, as the borrower (the “Term Borrower”), certain other subsidiaries of the Company party thereto, Markglen, Inc. (the “Welltower Lender”) and OHI Mezz Lender, LLC and any other lender from time to time party thereto and Welltower, as administrative agent and collateral agent.

Among other things, the Term Loan Agreement (i) provides that all interest payable on the term loans of the Welltower Lender (the “Welltower Term Loans”) may be paid in-kind at the option of the Company, (ii) extends the maturity of the term loans to January 1, 2024, (iii) removes the financial covenants (except for the covenant with respect to capital expenditures), (iv) includes additional negative covenants restricting, among other things, asset sales and the issuance of capital stock by certain subsidiaries of the Company and (v) permits the Company and its subsidiaries to enter into certain other transactions, including the Transitions and the transactions contemplated by the Transaction Agreement.

The Term Loan Amendments to the Term Loan Agreement are effective as of the Effective Date. However, if the Company has not completed any Transitions by September 1, 2021, then several of the Term Loan Amendments (including the changes that permit all interest payable on the Welltower Term Loans to be paid in-kind) will no longer be effective. Moreover, if the Company does not complete Transitions with respect to 85% of the Facilities by September 1, 2021, then a portion of the interest payable with respect to the Welltower Term Loans will require interest to be paid with cash instead of in-kind until the Transitions are completed.

(c) The Asset Based Lending Facility

On the Effective Date, the Company also entered into an Amendment No. 7 (the “ABL Amendment”) to Fourth Amended and Restated Credit Agreement, dated as of March 6, 2018 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), among the Company, certain subsidiaries of the Company party thereto as borrowers and/or as guarantors, the lenders party thereto, the L/C issuers party thereto and MidCap Funding IV Trust, as administrative agent.

Among other things, the ABL Amendment, permits the Company and its subsidiaries to enter into certain transactions, including, among other things, the Transitions, the Term Loan Amendments and certain other transactions contemplated by the Transaction Agreement.

The Waiver Agreement

The Investment Agreement requires the Company to use reasonable best efforts to (i) delist the Class A Shares from the NYSE, (ii) deregister the Class A Shares under the Exchange Act, and (iii) suspend any Exchange Act reporting obligations in respect of the Class A Shares (collectively, the “Delisting and Deregistration”). In connection with the Delisting and Deregistration, on March 2, 2021, the Company entered into a Waiver Agreement (the “Waiver Agreement”) with certain stockholders of the Company (the “Waiving Holders”) who are parties to the Registration Rights Agreement, dated as of August 18, 2014, by and among the Company and the stockholders signatory thereto (the “Registration Rights Agreement”). Under the Waiver Agreement, the Waiving Holders have agreed to waive the provisions of the Registration Rights Agreement that require that the Company maintain a shelf registration statement, provide the stockholders party thereto with demand registration rights and file with the Securities and Exchange Commission (the “SEC”) reports required under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that subsequent to the completion of the Delisting and Deregistration, the Class A Shares are both registered under the Exchange Act and listed on a national securities exchange, the Waiver Agreement automatically becomes null and void.

3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2021, pursuant to the terms of the Investment Agreement and as authorized by the Board, Genesis submitted written notice to the NYSE of its intent to voluntarily delist its Class A Shares from the NYSE and also to cease reporting under the Exchange Act. Accordingly, Genesis intends to file on or about March 15, 2021, a Form 25 with the SEC to voluntarily withdraw and delist its Class A Shares from the NYSE. Genesis also intends to file on or about March 25, 2021, a Form 15 with the SEC to request deregistration of its Class A Shares under Section 12(g) of the Exchange Act and suspension of its reporting obligations under Section 15(d) of the Exchange Act.

In the press release filed with this Current Report as Exhibit 99.1, Genesis announced, among other things, its intent to delist and deregister its Class A Shares.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The Initial Note, the Supplemental Note (if issued), the Warrant (if issued) and the Class C Shares to be issued in connection with the conversion or exercise thereof, as applicable, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. In addition, the Class A Shares, the Welltower Warrant and the Class A Shares to be issued in connection with the exercise of the Welltower Warrant will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report is incorporated into this Item 5.02 by reference.

On March 2, 2021, Terry Rappuhn and John DePodesta each submitted a letter of resignation to the Chairman of the Board resigning from the Board and each Board committee on which he or she serves effective as of immediately following the Initial Closing. Ms. Rappuhn and Mr. DePodesta’s resignations were made in connection with the Investment Agreement in order to create two vacancies on the Board to be filled by designees of the Investor, and were not due to any disagreements with the Company or its management with respect to any matter related to the Company’s operations, policies or practices.

On March 2, 2021, the Board appointed David Harrington, the Investor’s designee, to fill the vacancy on the Board from the resignation of Ms. Rappuhn, to serve as a Class III director commencing March 2, 2021, immediately following the Initial Closing for the duration of the term of Ms. Rappuhn, which would have expired at the Company’s annual meeting of stockholders to be held in 2023, and until Mr. Harrington’s successor is duly elected and qualified, or his earlier death, resignation or removal.

Mr. Harrington brings 35 years of industry experience in critical areas of healthcare delivery management to the Board. He has held executive positions at AETNA, UnitedHealthcare, Columbia/HCA and Physician Quality Care. He served as CEO of American Imaging Management from 2001 to 2008. In 2009, Mr. Harrington established DASH Business Group as a business advisory and development firm to early-stage healthcare companies.

On March 2, 2021, the Board elected John Randazzo, the Investor’s designee, to fill the vacancy on the Board from the resignation of Mr. DePodesta, to serve as Class III director commencing March 2, 2021, immediately following the Initial Closing for the duration of the term of Mr. DePodesta, which would have expired at the Company’s annual meeting of stockholders to be held in 2023, and until Mr. Randazzo’s successor is duly elected and qualified, or his earlier death, resignation or removal.

Mr. Randazzo has spent more than 35 years in the health care and technology fields and brings to the Board rich experience in operational excellence, corporate finance and entrepreneurship. He is currently Executive Chairman of Waters Edge Dermatology, and Executive Chairman of Sentry Data Systems, a provider of pharmacy technology solutions to hospitals. Mr. Randazzo previously co-founded and led FastMed, an independent urgent care company. He has held executive positions at Value Oncology Science, Women's Health Connecticut Inc. and CIGNA. Mr. Randazzo has served as a senior advisor to global private equity firm, Warburg Pincus, for over 20 years.

Until the 2021 annual meeting of the Company’s stockholders, which is expected to be held in June, Mr. Harrington and Mr. Randazzo will each receive quarterly advance payments of $40,000 (subject to proration, if applicable). Following such meeting, Messrs. Harrington and Mr. Randazzo’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as determined by the Board and applicable committees.

At this time, neither Mr. Harrington nor Mr. Randazzo has been named to serve on any committee of the Board, nor has the Board identified any committees to which such individuals are expected to be appointed. Neither Mr. Harrington nor Mr. Randazzo has engaged in any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K.

The Company announced the resignations of Ms. Rappuhn and Mr. DePodesta from the Board and the appointment of Messrs. Harrington and Randazzo to the Board in its March 3, 2021 press release filed with this Current Report as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of March 2, 2021, the Board approved and adopted the Fourth Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to amend certain provisions of the Third Amended and Restated Bylaws of the Company regarding the Board and its committees to make such provisions subject to the terms of the Investment Agreement.

The Amended Bylaws are filed with this Current Report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Fourth Amended and Restated Bylaws of Genesis Healthcare, Inc.
99.1	Press release dated March 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Certain statements in this Current Report constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. All statements contained in this Current Report that do not relate to matters of historical facts should be considered forward-looking statements, including statements about (i) our ability to delist the Class A Shares from the NYSE; (ii) our ability to deregister the Class A Shares and suspend reporting obligations under the Exchange Act; (iii) estimates regarding the timing of the delisting and deregistration of Class A Shares; (iv) statements about the Second Closing which may or may not occur; and (v) statements about the Welltower transition of operations which may or may not occur. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

Investors and readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this Current Report and speak only as of the date of this Current Report and are advised to consider the factors listed under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this Current Report except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021GENESIS HEALTHCARE, INC.

By: /s/ Michael Berg
Name: Michael Berg
Title: Assistant Secretary